EXHIBIT 99.1

COMPUMEDLINE NEWSLETTER

Greetings!

Welcome to the inaugural edition of the CompuMedLINE newsletter.

Our goal is to keep customers and other CompuMed stakeholders up to speed on how our unique technology is helping streamline provider workflow, improve patient care and reduce costs.

In each issue, we will cover new product developments, market trends and company-related news. We'll also occasionally profile CompuMed customers and how they're using our ECG monitoring and bone densitometry screening systems. We welcome your comments and suggestions.

An interview with our Maurizio Vecchione

CompuMed President and Interim CEO Discusses Company's Strategy for Growth

During 2007, CompuMed invested heavily in strategic growth and achieved several important milestones. The company raised new capital and attracted additional analyst coverage while earning new patents, partnerships and contract wins. Guiding much of this progress was Maurizio Vecchione, a new president and interim CEO, who joined the company in June 2007 with an impressive track record of creating shareholder value for companies in the imaging industry.

CompuMedLINE recently spoke with Maurizio Vecchione about what the company has in store for 2008.

Q: You have been at CompuMed for more than six months, so why do you still carry the title "Interim" CEO?

A: I use the "interim" title to remind everyone that I was brought on board for the very specific purpose of turning the company around in terms of accelerating growth and raising shareholder value. Once this has been accomplished and CompuMed has been elevated to a position of market leadership, we'll implement an appropriate succession plan. We expect, predicated on good performance and fundamentals to be able to bring onboard a knowledgeable CEO who will serve in a more permanent capacity. I'm committed to achieving these goals as quickly as possible, and I'm always cognizant that I serve at the pleasure of CompuMed's Board and the benefit of CompuMed's shareholders.

Q: What is your strategy for delivering the desired growth?

A: While the market for our cardiogram product continues to expand, most of the opportunity for growth currently lies with our skeletal health business. I believe this growth will be driven by two factors – one market-specific, the other product-specific.

As the population ages, we believe that market for skeletal health diagnostics is reaching a critical inflection point in terms of awareness and reimbursement. This was underscored by a US Surgeon General's report that more and more women, and even men, are susceptible to bone disease. At the same time, the federal deficit reduction act has reduced reimbursement for traditional, costly DXA screening. These market developments create an environment that could positions the our Bone Mass Density ("BMD") products for substantial growth.

As for product-specific factors, the OsteoGram, our current product for BMD, is a good fit for the needs of OEMs as a complement to their digital imaging equipment. These are typically sold to large facilities such as Hospitals and Imaging Centers. However we currently do not have a stand-alone BMD product that can be employed as a desktop device at the point-of-care. Our market research suggests that such a product is necessary if we are going to target the many smaller medical practices that could be providers of screening services for bone health. Such practices would be GPs, Orthopedic Offices, OBGYNs and possibly certain specialists like Endocrinologists. We would expect this new product could provide BMD measurement with little requirement for operator training - at or equivalent cost of an ultrasound machine. Such a product is ideal for providers who routinely see patients at-risk for bone disease but would not be in a position to invest in a complex DR/CT or other digital radiology system. Our market research suggests that while the larger imaging centers are important reference, the larger market potential may be made up of the smaller practices, due to their much larger numbers. As a result any real growth strategy for CompuMed in the skeletal health area, should involve a credible point-of-care product.

We believe that an efficient way to develop such a point-of-care products could be through an acquisition. An acquisition could enable us to avoid many of the regulatory and manufacturing challenges normally associated with bringing to market a new product of this type.

Additionally we would most likely be also acquiring new revenue streams and distribution channels, all of which could further accelerate our growth.

Q: How would such a new point-of-care product mesh with CompuMed's stated long-term effort to integrate the OsteoGram with mammography equipment?

A: We still see great promise in integrating the OsteoGram as an OEM adjunct for leading digital mammography platforms. Performing bone health screening during routine mammography provides an obvious benefit for women at-risk for bone disease. It could also provide imaging centers with additional revenue to offset shrinking reimbursement. Our current solution, OsteoGram is however a solution only for the portion of the market that is purchasing new Full Field Digital Mammography systems. While those systems have done well in the marketplace, they are still the "minority" of the market. Having our own stand-alone point-of-care product would enable us to target the portion of mammography users that have older, analog or pre-existing mammography systems and that could be turned into BMD sites quickly, without having to rely on any relationship with specific vendors of digital mammography equipment ("OEMs"). In effect, we would like to be pursuing a dual Bone Density strategy focused on OEMs and stand-alone point-of-care products.

Q: What's new with respect to CompuMed's core ECG business?

A: We made a substantial investment last year to expand CompuMed's ECG infrastructure, including our laboratory staff, server capacity and cardiologist network. As a result, we are now well positioned to expand tele-cardiology services to markets beyond the traditional correctional facility market, where CompuMed is already dominant. New markets could include the federal government, private surgery centers and occupational and rural health centers. CompuMed has been a supplier of tele-cardiology services for more than 20 years, and we're determined to be a key player in the trend toward telemedicine and electronic medical records. The latter appears an interesting opportunity to offer more services not only to new customers but also our existing customers.

About CompuMed

CompuMed, Inc. (CMPD.OB) develops and markets products and services that combine advanced imaging with medical informatics. Its focus is on analysis and remote monitoring for patients with cardiovascular and musculoskeletal diseases. The Company has specialized expertise and intellectual property in telemonitoring imaging and analysis designed to improve healthcare provider workflow and patient care while reducing costs. CompuMed's core products, the OsteoGram and CardioGram, are cleared by the FDA and reimbursable by Medicare. The OsteoGram is a non-invasive diagnostic system that has been proven by many clinical studies to provide effective and accurate bone density measurement for screening osteoporosis and assessing hip fracture risk. The OsteoGram has significant cost advantages over other technologies in the marketplace. The CardioGram system is one of the first telecommunication networks designed to remotely interpret electrocardiograms and is used by private practice, as well as government and corporate healthcare providers nationwide. The CardioGram delivers online electrocardiogram interpretations within minutes of receipt and has the additional capability of automatically providing an over-read (i.e., follow-up review) by a cardiologist. CompuMed is headquartered in Los Angeles and distributes its products worldwide both directly and through OEM partners.

CompuMed trades on the OTCBB under the ticker symbol CMPD.

Forward Looking Statement

Statements contained in this newsletter, such as statements about revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These statements are subject to uncertainties and risks including, without limitation, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission. All such forward-looking statements are expressly qualified by these cautionary statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.